EXHIBIT 10.1

                           PERSONAL SERVICES AGREEMENT

This Personal Services Agreement is entered into this 20th day of April, 2005 (the "Effective Date"), by and between Integrated Biopharma, Inc., a Delaware corporation (the "Company") having its principal place of business at 225 Long Avenue, Hillside, New Jersey 07205, and Gregory A. Gould ("Executive").

WHEREAS, the Company desires to employ Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement and Executive desires to enter the employ of the Company pursuant to such terms and conditions and for such consideration;

WHEREAS, the provisions of this Agreement are a condition of Executive being employed by Company, of Executive's having access to confidential business and technological information and of Executive's being eligible to receive certain benefits of the Company. This Agreement is entered into, and is reasonably necessary, to protect confidential information and customer relationships to which Executive may have access, and to protect the goodwill and other business interests of the Company; and

WHEREAS, the provisions of this Agreement are also a condition to Executive's agreement to provide personal services to the Company.

NOW THEREFORE, in consideration of the mutual promises and covenants agreed to herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

         1.    Position, Term, Duties, Responsibilities.
               ----------------------------------------

               (a) Position. Executive shall be employed by the Company in the capacity of Senior Vice President and Chief Financial Officer to act in accordance with the terms and conditions hereinafter set forth.

               (b) Duties. The Executive shall, during the term of his employment hereunder, devote his full normal working time, energies and attention to the duties of his employment, as they may be established from time to time by the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company consistent with the position and office occupied by Executive.

               (c) Term. This Agreement shall be for a term beginning on the Effective Date and terminating the earlier of (i) second anniversary of the Effective Date, or (ii) the date on which Executive's employment is terminated pursuant to Section 3 of this Agreement (the "Initial
         Term"); provided that, unless earlier terminated pursuant to Section 3 of this Agreement, the Initial Term shall be automatically extended for additional one-year terms (each, a "Renewal Term") upon the expiration of the Initial Term or any such Renewal Term unless the Company or the Executive delivers to the other at least ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be, a written notice specifying that the term of the Executive's employment will not be renewed at the end of the Initial Term or such Renewal Term, as the case may be. The Initial Term or, in the event that the Executive's employment hereunder is earlier
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         terminated pursuant to Section 3 or renewed as provided in this Section
         1(c), such shorter or longer period, as the case may be, is hereinafter called the "Term."

               (d) Other Activities. During Executive's employment with the Company, Executive shall devote his entire business time, attention and energies to the performance of his duties and functions under this Agreement; provided, however that nothing in this Agreement shall prevent Executive from: (i) serving as a director of another entity upon prior written approval of the Board, which shall not be unreasonably withheld, provided that Executive shall not so serve for more than one other entity at a time; (ii) managing his personal investments and affairs and the personal investments and affairs of any of his family members; (iii) acquiring any interest in any entity, whether or not part of a control group, that is directly or indirectly owned or controlled, in whole or in part, by Executive and/or one or more members of his family, or a partnership, trust or other entity held by or for the benefit of Executive and/or one or more members of his family, and/or (iv) performing any services for any entity that is directly or indirectly owned or controlled, in whole or in part, by Executive and/or one or more members of his family, or a partnership, trust or other entity held by or for the benefit of Executive and/or one or more members of his family; provided, however, that any service shall be insubstantial and shall not include any active involvement in the management of such entity.

         2.    Compensation, Bonuses and Benefits.
               ----------------------------------

               (a) Base Salary. During Executive's employment with the Company, the Company shall pay Executive a base annual salary, (the "Base Salary") which at the time of the execution of this Agreement is Two Hundred Ten Thousand Dollars ($210,000). The Base Salary shall be payable in accordance with the Company's normal payroll schedule, less all applicable tax withholdings for state and federal income taxes, FICA and other deductions as required by law and/or authorized by the Executive. The Executive's Base Salary shall be reviewed by the Board no less frequently than annually to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined by the Board in its sole discretion that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of this Agreement from and after such date.

               (b) Incentive Compensation Program. During Executive's employment with the Company, the Company shall pay Executive an annual bonus in the amount of one percent (1%) of the Company's earnings excluding interest expense, federal and state income tax expense and benefit, minority interest income or expenses of the consolidated subsidiary(ies) and any deemed or actual dividends or payments distributed (or deemed to have been distributed) to any preferred stock holders or holders of convertible debt securities (determined excluding bonuses to employees paid by the Company), ("EBIT") as determined based upon the Company's year-end audited financial statements (the "Annual Bonus"). The Annual Bonus for any one year will not exceed an amount equal to seventy-five percent (75%) of Executive's Base Salary. The Annual Bonus shall be payable to Executive within fifteen (15) days following the completion of the year-end audit.

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               (c)   Stock Options. At the Effective Date, the Company shall
         grant Executive stock options, which to the extent allowable by applicable law shall be Incentive Stock Options, as defined in the Internal Revenue Code of 1986, as amended, to purchase 125,000 shares of the Company's $.002 par value common stock with an exercise price equal to the closing price of the common stock as reported by the American Stock Exchange on the Effective Date, or if such date is not a date on which such stock is traded, the last day such stock was traded, per share (the "Stock Options"). Subject to the provisions of Section 3 of this Agreement, Executive's Stock Options shall vest on the first anniversary of the Effective Date, provided the Executive remains employed by the Company. The grant of the Stock Options is conditioned upon Executive's execution of the Company's stock option agreement (the "Stock Option Agreement") and is subject to its terms and the terms of the Company's 2001 Stock Incentive Plan.

               (d) Benefits. Executive shall also be entitled to participate in such employee benefit plans, other than the Company's bonus plans and other incentive compensation plans, that the Company provides or may establish from time to time for the benefit of senior officers of the Company, subject to the terms of each such plan and subject to the right of the Company and the Board to modify, revise or eliminate such benefit plans from time to time in their sole discretion. Executive shall pay for the portion of the cost of such benefits as is from time-to-time established by Company as the portion of such cost to be paid by senior officers of Company.

               (e) Automobile Allowance. The Company shall pay Executive an automobile allowance of $1,000 per month, payable with the first monthly payment of Base Salary.

               (f) Costs and Expenses. Executive shall be entitled to reimbursement for all ordinary reasonable out-of-pocket business expenses which are reasonably incurred by him in the furtherance of the Company's business, in accordance with the policies adopted from time to time by the Company or the Board. Executive will comply with the Company's written travel policies as established from time to time by the Company or the Board.

               (g) Vacation. During the Term, Executive shall be entitled to three weeks of paid vacation per year so long as the absence of Executive does not interfere in any material respect with the performance by Executive of Executive's duties hereunder. Executive will use his best efforts to schedule vacation periods to minimize disruption of the Company's business.

         3.    Termination.
               -----------

               (a) Mutual Agreement. Executive's employment under this Agreement may be terminated at any time by the mutual agreement of the Company and Executive, expressed in writing.

               (b) Voluntary. Executive's employment under this Agreement may be terminated by Executive with or without the consent of the Company by giving written notice of his intent to terminate with the effective date of termination at least forty-five

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         (45) days after the effective date of the notice of termination. After such notice the Company may accelerate the date such termination will take effect pursuant to this paragraph (b) without being in breach hereof.

               (c) Without Cause. The Company may terminate Executive's employment under this Agreement at any time without Cause effective immediately upon delivery of written notice to Executive.

               (d) Disability or Death. The Company may terminate Executive's employment under this Agreement upon the death or disability of Executive. For purposes of this Agreement, Executive shall be considered disabled if he is unable to perform his duties under this Agreement as a result of injury, illness or other disability for a period of ninety (90) consecutive days, or one hundred eighty (180) days in any three hundred sixty-five (365) day period, and the Board reasonably determines that Executive has been unable to perform his duties for the ninety (90) or the one hundred eighty (180) day period, as applicable, as a result of injury, illness or other disability.

               (e) For Cause by the Company. The Company may terminate Executive's employment under this Agreement for "Cause", as defined below, effective immediately upon delivery of written notice to Executive. "Cause" shall mean:

                     (i) Willful misfeasance or nonfeasance of duty by Executive intended to injure or having the effect of injuring in some material fashion the reputation or business of the Company;

                     (ii) Conviction of Executive with respect to a felony or any crime involving moral turpitude, in either case which could reflect in some material fashion unfavorably upon the Company;

                     (iii) Willful or prolonged absence from work by Executive (other than by reason of disability due to physical or mental illness) without the same being corrected upon ten (10) days written notice; or

                     (iv) If Executive materially violates any term of this Agreement and such action or failure is not substantially remedied within thirty (30) days of written notice from the Company to Executive.

               (f) Termination After Change of Control. Executive may terminate his employment within ninety (90) days after a Change of Control upon two weeks prior written notice to the Company.

                     (i) "Change of Control" shall mean the occurrence of one or more of the following:

                            (1) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934), other than a person who is an existing stockholder of the Company, directly or indirectly, becomes the

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                     "beneficial owner" (as defined in Rule 13d-3 promulgated
                     pursuant to such Securities Exchange Act) of 50% or more of the Voting Stock;

                            (2) a complete liquidation or dissolution of the Company other than a liquidation or dissolution occurring after any of the following transactions: the merger or consolidation of the Company with an Affiliate, the transfer of 50% or more of the Voting Stock of the Company to an Affiliate or Affiliates or the sale or other transfer of all or substantially all of the assets of the Company to an Affiliate or Affiliates;

                            (3) the sale of all or substantially all of the Company's assets to a single purchaser or group of affiliate purchasers, other than any Affiliate or Affiliates, in one or a series of related transactions; or

                            (4)   the Company engages in a merger or
                     consolidation with another entity other than an affiliate of the Company and immediately after that merger or consolidation, the persons or entities which were stockholders of the Company immediately prior to that merger or consolidation hold, directly or indirectly, less than 50% of the Voting Stock of the surviving entity.

                     (ii) "Affiliate" shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its Affiliates directly or indirectly owns a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity and any corporation, partnership, trust or other entity which directly or indirectly owns a majority of the outstanding shares of any class of equity security of the Company or any of its Affiliates.

                     (iii) "Voting Stock" shall mean, with respect to a corporation, the capital stock of any class or classes of that corporation having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors of such corporation and, with respect to any other entity, the securities of that entity having such general voting power to elect the members of the managing body of that entity.

               (g) For Good Reason by the Executive. Executive may terminate his employment under this Agreement for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean any action on the part of the Company not consented to by the Executive in writing (which action shall not have been cured within 20 days following written notice from the Executive to the Board of Directors of the Company specifying that such action will give rise to a termination of the Executive's employment hereunder for Good Reason) having the following effect or effects: (i) a material reduction or degradation of Executive's reporting relationship, job duties, title, responsibilities or requirements that is inconsistent with the position or positions listed in Section 1(a) and the Executive's prior reporting relationship, duties, responsibilities or requirements; (ii) a reduction in Executive's salary then in effect, other than a reduction comparable to

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         reductions generally applicable to similarly situated employees of the
         Company; (iii) the relocation of Executive to a facility or location more than 50 miles from Boulder, Colorado; or (iv) a material breach of this Agreement by the Company.

         4.    Payments at Termination.
               -----------------------

               (a) Without Cause; For Good Reason; Change of Control. Upon termination of Executive's employment under this Agreement (i) by the Company under Section 3(c) titled "Without Cause," (ii) by Executive under Section 3(g) titled "For Good Reason by the Executive," or (iii) by Executive under Section 3(f) titled "Termination After Change of Control," Executive shall receive monthly payments equal to his Base Salary prior to termination ("Applicable Base Salary") for a period of twelve (12) months following such termination, provided that in no event will the Executive receive such monthly payments extending beyond the later of the end of the Initial Term or the then-current Renewal Term, as applicable. In any case Executive shall receive all accrued compensation and unreimbursed expenses to the date of expiration or termination as provided herein, and the Company shall continue to pay all benefits payable under Section 2(d) for such twelve-month period. The monthly payments provided for in this Section 4(a) shall be paid in accordance with the Company's normal payroll schedule, less applicable tax withholdings for state and federal taxes and other deductions required by law and shall not be reduced by compensation the Executive may receive from other sources.

               (b) Death or Disability. If the Company terminates Executive's employment under this Agreement due to death or disability, under
         Section 3(d) titled "Disability or Death," Executive or his estate shall not be entitled to any further payments except (i) unreimbursed expenses to the date of termination as provided herein, (ii) any accrued but unpaid compensation and benefits through the date of termination pursuant to Section 4(d), and (iii) in the case of disability, the disability payments provided for by the Company's disability insurance policy.

               (c) Mutual, Voluntary or For Cause. If Executive terminates his employment under this Agreement without cause under Section 3(b), titled "Voluntary", or if this Agreement is terminated under Section 3(a), titled "Mutual Agreement," or if this Agreement is terminated by the Company under Section 3(e) titled "For Cause by the Company," Executive shall not be entitled to any further payments except unreimbursed expenses to the date of termination as provided herein and any accrued compensation and benefits through the date of termination as provided in Section 4(d).

               (d) Payments Upon Termination. In each of the foregoing cases, termination is the date of actual termination, not the date notice of termination is given. Other than payments owing under a provision providing for payments at a different time, all payments for accrued unpaid monthly compensation shall be made within ten (10) days after the end of the month following the month in which termination occurred and all payments for reimbursement shall be made within forty-five (45) days after the end of the month following the month in which termination occurred. In the event Executive's employment is terminated upon expiration of the Term as provided in Section 1(c), the


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         Company shall have no obligation to pay Executive or provide Executive with benefits of any kind beyond such date or the date specified in the notice of termination.

               (e) Vesting of Stock Options upon Certain Terminations. If (i) the Company terminates Executive's employment under Section 3(c) titled "Without Cause," or (ii) the Executive terminates employment under
         Section 3(g) titled "For Good Reason by the Executive," then the Company shall cause 100% of Executive's unvested Stock Options to immediately vest effective on the termination date and the Executive will have 12 months to exercise the options vested under the provisions of this Section 4(e). In addition, in the event of a Change in Control, the Company shall cause 100% of Executive's unvested Stock Options to immediately vest effective one business day immediately prior to the effective date of the Change in Control. Company hereby agrees that the Stock Option Agreement will include language with regard to the vesting of Executive's unvested Stock Options in accordance with the terms of this Section 4(e).

               (f) Bonus Payment Upon Termination. Unless specified otherwise in any bonus plan or bonus agreement, if termination occurs during a bonus period pursuant to (i) Section 3(c) titled "Without Cause," (ii)
         Section 3(g) titled "For Good Reason by the Executive" or (iii) Section 3(f) "Termination After Change of Control," Executive shall be entitled to receive a bonus equal to the amount determined by multiplying (x) the sum of (A) the Company's EBIT (as defined in Section 2(b)), as determined based upon the financial statements contained in the Company's most current Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (such quarterly period, the "Current Quarter," and such EBIT, the "Current Quarter EBIT") multiplied by the number of quarters remaining in the then-current year, including the Current Quarter, plus (B) the EBIT determined based upon the financial statements contained in the Company's Quarterly Report(s) on Form 10-Q filed with the Securities and Exchange Commission for all prior quarterly periods in such fiscal year by (y) the number of calendar days in the then current bonus period which have elapsed at the date of termination and dividing such product by (z) 365. Unless specified otherwise in any such bonus plan or bonus agreement, if Executive is terminated "For Cause by the Company" (Section 3(e)) or pursuant to
         Section 3(d) titled "Disability or Death", or Executive terminates without Cause (Section 3(c)) or Executive after termination violates a confidentiality or covenant not to compete agreement with the Company, its parent (if any) or a direct or indirect Company subsidiary or affiliate, then the Company shall have no obligation to pay any earned or unearned bonus or the payments described in the first sentence of
         Section 4(a) hereof.

               (g) Exclusive Rights Upon Termination. The foregoing rights in this Section 4 are Executive's exclusive rights to payment from the Company in the event of termination of this Agreement except for amounts which the Company is required to pay under applicable statute or regulation, payments under insurance policies, and payments owing under other written agreement(s) (if any) between the Company and Executive.


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         5.    Termination Obligations of Executive.
               ------------------------------------

               (a) Return of the Company's Property. Executive hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, files, disks and other media with Company information, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Executive in the course of or incident to Executive's employment, belong to the Company and shall be promptly returned to the Company upon termination of Executive's employment.

         6.    Non-Competition.
               ---------------

               (a) Executive covenants and agrees with the Company that so long as he is employed by the Company and for a period of 6 months after termination of Executive's employment, provided that either (i) Executive's termination is "Voluntary", as described in Section 3(b);
         (ii) Executive is terminated under Section 3(a), titled "Mutual Agreement;" or (iii) this Agreement is terminated by the Company under
         Section 3(e) titled "For Cause by the Company," Executive will not engage in any business, trade or other enterprise that is a Competitive Business (as defined herein), extend credit to or assist in arranging credit to establish or conduct any Competitive Business, or permit his name, reputation or affiliations to be used in connection with any Competitive Business. Notwithstanding the provisions of this Section 6(a), Executive shall not be prohibited from: (i) providing investment management services with respect to its own assets or the assets of the members of his immediate family; (ii) directly or indirectly purchasing less than five percent (5%) of any class of publicly traded securities of any issuer; or (iii) taking any action otherwise prohibited by this
         Section 6(a) if consented to, approved or otherwise permitted by the Board in writing. For purposes of this Agreement, only the companies identified on Schedule 1, attached hereto, shall be considered a "Competitive Business."

               (b) During the time of Executive's employment and for the longer of (i) 12 months after termination of Executive's employment for any reason or (ii) the period during which any payments are made to Executive or for his benefit following termination of his employment pursuant to Section 4 of this Agreement, without the express, prior written consent of the Board, Executive shall not directly or indirectly engage in any of the following conduct:

                     (i) request, solicit, induce or attempt to influence any current or future officer, employee, consultant, agent or representative of the Company (including its affiliates) to terminate their employment or business relationship with the Company (including its affiliates); or

                     (ii) request, solicit, induce or attempt to influence any current or prospective client of the Company (including its affiliates) to withdraw, curtail, limit or cancel its business with the Company (including its affiliates) or to redirect its business to an entity that competes with the Company (including its affiliates). Notwithstanding the foregoing, this restriction shall not apply to any


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               person or entity who is no longer a customer at the time of any such solicitation by Executive.

         7.    Confidentiality.
               ---------------

               (a) Confidential Information. Executive acknowledges that he has had and will have access to certain information related to the business, operations, future plans and customers of the Company, the disclosure or use of which could cause the Company substantial losses and damages. Accordingly, Executive covenants that during the term of his employment with the Company and thereafter he will keep confidential all information and documents furnished to him by or on behalf of the Company and not use the same to his advantage, except to the extent such information or documents are lawfully obtained from other sources on a non-confidential (as to the Company) basis or are in public domain through no fault on his part or is consented to in writing by the Company.

               (b) Innovations, Patents, and Copyrights. Executive agrees to promptly disclose, in writing, all Innovations to the Company. Executive further agrees to provide all assistance requested by the Company, at its expense, in the preservation of its interests in any Innovations (as hereinafter defined), and hereby assigns and agrees to assign to the Company all rights, title and interest in and to all worldwide patents, patent applications, copyrights, trade secrets and other intellectual property rights or "Moral Rights" in any Innovation. Furthermore, during the term of this Agreement, the Company may, with Executive's written permission (such permission not to be unreasonably withheld), use Executive's name and image as appropriate in the conduct of its business.

                     (i) "Innovations" shall mean all developments, improvements, designs, original works of authorship, formulas, processes, software programs, databases, and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets, that Executive by himself or jointly with others, creates, modifies, develops, or implements during the period of Executive's employment which relate in any way to the Company's business. The term Innovations shall not include Innovations developed entirely on Executive's own time without using the Company's equipment, supplies, facilities or Confidential Information, and which neither relate to the Company's business, nor result from any work performed by or for the Company.

         8. Right to Injunctive Relief. Executive agrees and acknowledges that a violation of the covenants contained in Sections 5, 6 and 7 of this Agreement will cause irreparable damage to the Company, and that it is and may be impossible to estimate or determine the damage that will be suffered by the Company in the event of a breach by Executive of any such covenant. Therefore, Executive further agrees that in the event of any violation or threatened violation of such covenants, the Company shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by Executive, such right to an injunction to be cumulative and in addition to whatever other remedies the Company may have.


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         9.    Exclusion of Property of Others. Executive will not bring to the
Company or use in the performance of his duties any documents or materials of a former employer that are not generally available to the public or that have not been legally transferred to the Company.

         10. Use of Executive's Likeness. For so long as Executive is employed by the Company, Executive authorizes the Company to use, reuse and to reasonably grant others the right to use and reuse without additional compensation, Executive's name, photograph, likeness (including caricature), voice and biographical information and any reproduction or simulation thereof in any media now known or hereafter developed, for valid business purposes of the Company.

         11. Legal Expenses. Within thirty (30) days of the Effective Date, Company shall pay Executive's reasonable attorneys' fees incurred by Executive in the preparation and negotiation of this Agreement.

         12. Integration. This Agreement and any exhibits attached hereto shall constitute the entire Agreement relating to the employment of Executive.

         13. Unenforceability. If any Section of this Agreement or any part thereof shall be unenforceable under any applicable laws, notwithstanding such unenforceability the remainder of this Agreement shall remain in full force and effect.

         14. Binding. This Agreement shall inure to the benefit of and be binding upon, the Company and its affiliates and subsidiaries.

         15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, excluding laws on choice of laws.

         16. Litigation. Any litigation regarding this Agreement shall only be brought and heard in the federal or state courts located in (a) if such litigation is brought by the Company, Denver, Colorado and (b) if such litigation is brought by Executive, Newark, New Jersey, and no transfer of venue outside of such applicable area shall be permitted.

         17. Survival. Terms which by their terms or sense are to survive termination hereof shall so survive.

         18. Notice. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) upon delivery if given in person or by courier or a courier service, (b) the next business day following deposit with a nationally recognized overnight delivery service, (c) on the date of transmission, or if such date is not a business day the next business day following the date of transmission if sent by confirmed facsimile or other wire transmission or (d) four business days after being deposited in the U.S. mail, as certified or registered mail, postage prepaid, addressed as follows:


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               if to the Company, to:

                     Integrated Biopharma, Inc.
                     225 Long Avenue
                     Hillside, New Jersey 07205
                     Attention:  Chief Executive Officer
                     Fax:  (973) 926-1735

               if to the Executive, to:

                     Gregory A. Gould
                     7513 Blue Water Court
                     Fort Collins, Colorado 80525

               with a copy to:

                     Morrison & Foerster LLP
                     5200 Republic Plaza
                     370 Seventeenth Street
                     Denver, Colorado 80202
                     Attention: Warren L. Troupe, Esq.

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         19. Executive Acknowledgment. The parties acknowledge (a) that they have consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement. Executive expressly acknowledges that his counsel also represents the Company, and Executive expressly represents that he will not assert any claims against the Company, its officers, directors or agents, alleging in any manner that he was inadequately represented by counsel or that his counsel had a conflict of interest that prevented such counsel from properly advising or representing Executive in all matters associated with the negotiation of this Agreement. Executive expressly waives, holds harmless and covenants not to sue the Company, its officers, directors or agents, from any and all claims, demands, causes of action, judgments and damages arising out of, relating to or alleged to have resulted from any real or perceived inadequate representation or conflict of interest involving his counsel.


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


         IN WITNESS WHEREOF, the parties have executed this Personal Services Agreement as of the Effective Date.

                                              INTEGRATED BIOPHARMA, INC.


                                              By:
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                       -------------------------


                                               EXECUTIVE


                                               ---------------------------------
                                               Gregory A. Gould



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